UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

1PM INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-203276	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

312 S. Beverly Drive #3104, Beverly Hills, California

(Address of principal executive offices) (zip code)

(424) 253-9991

(Registrant’s telephone number, including area code)

 __________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02 Termination of a Material Definitive Agreement

On August 4, 2015, the Company executed a lease for on an approximately 7,000 square foot food processing facility in Los Angeles County. The lease ran through August 4, 2020 with lease payments of approximately $6,000 up to approximately $8,000 per month during the term of the lease. On April 28, 2017, the company agreed to a mutual release with the landlord. The Company agreed to pay $57,474 and surrender its $18,600 security deposit. This was done as part of the Company discontinuing is previous operations.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On April 28, 2017, the Company increased its number of authorized shares to 5 billion in anticipation of the closing the transaction described below and for the creation of the necessary reserve.

Item 8.01 Other Events

(1) On May 1, 2017, the Company closed on a $1,380,000 financing transaction with Typenex Co-Investment, LLC. The Company would receive a total of $1,250,000 under the agreement with the remaining $130,000 resulting from the OID on the Agreement. The funds are split between 9 tranches with the initial tranche being $250,000 and each subsequent tranche being $125,000. The Company would use the proceeds to grow its pipeline of clients. As part of the agreement 6-months from each funding date (unless the additional tranches are secured by collateral), Typenex will be able to convert the financing amount into shares at a rate equal to 40% multiplied by the lowest intra-day trade price in the 15 trading days immediately preceding the conversion. Additionally, the Company agreed to set up a reserve of 3.2 billion shares on behalf of Typenex. Reserves are established by Typnex and the Company may need to increase the reserve at the request of the lender. Once the notes have been satisfied, the Company can remove any remaining shares from the reserve that had been established and reduce its authorized share count accordingly.

(2) The Company has entered into a joint venture agreement with a cannabis-focused agriculture company. The Company will provide the financing for the construction of a new 8,000 square foot cultivation facility. In exchange, the company will receive a percent of the profits from its operations. The goal would be to grow the facility to 22,000 square feet in the next 12-24 months.

Item 9.01 Financial Statements and Exhibits.

Exhibit 9.1 -	Copy of Convertible Promissory Note

Exhibit 9.2 -	Copy of Warrants for initial tranche

Exhibit 9.3 -	Investor Note #1

Exhibit 9.4 -	Investor Note #2

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1PM Industries, Inc.

Dated: May 3, 2017	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO

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